Exhibit 99.1

Media Contact:

Dana Stelsel

Corporate Communications Manager

(765) 771-5766

dana.stelsel@wabashnational.com

Investor Relations:

Mike Pettit

Vice President, Finance & Investor Relations

(765) 771-5581

michael.pettit@wabashnational.com

Wabash National Corporation Announces First Quarter 2016 Results;

Reports Best First Quarter Performance in Company History and Increases Full-Year Outlook

•	First quarter GAAP and non-GAAP earnings of $0.42 per diluted share exceeds prior year period by 180 percent and 121 percent, respectively
•	Net sales of $448 million for first quarter 2016 represents best first quarter in company history
•	Record first quarter operating income of $48.2M increases 77 percent over prior year
•	Record gross margin and operating income margin of 17.8 percent and 10.8 percent, respectively
•	Non-GAAP full-year adjusted earnings guidance increases to $1.65 - $1.75 per diluted share representing a year over year improvement of 14 percent at the midpoint of the range

LAFAYETTE, Ind. – April 26, 2016 – Wabash National Corporation (NYSE: WNC), a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems, today reported results for the first quarter ended March 31, 2016.

Net income for the first quarter of 2016 was $27.5 million, or $0.42 per diluted share, compared to the first quarter 2015 net income of $10.5 million, or $0.15 per diluted share. First quarter 2016 non-GAAP adjusted earnings increased $14.0 million over the prior year period to $27.8 million, or $0.42 per diluted share. Non-GAAP adjusted earnings for the first quarter of 2016 includes an early extinguishment of debt charge of $0.5 million related to the Company’s repurchase of a portion of its outstanding convertible senior notes.

Net sales for the first quarter increased 2 percent to $448 million from $438 million in the prior year quarter while operating income increased 77 percent on improved pricing and operational execution to $48.2 million, compared to $27.3 million for the first quarter of 2015. Operating EBITDA, a non-GAAP measure that excludes the effects of certain recurring and non-recurring items, for the first quarter of 2016 was $59.8 million, an increase of $20.7 million, or 53 percent, compared to operating EBITDA for the prior year period. On a trailing twelve month basis, net sales exceeded $2.0 billion, generating Operating EBITDA of $250.1 million, or 12.3 percent of net sales. The continued year-over-year improvement in operating performance is attributable to the successful execution of the Company’s growth and diversification strategies, strong pricing environment within our Commercial Trailer Products segment and operational improvements across the Company’s manufacturing facilities.

The following is a summary of select operating and financial results for the past five quarters:

	Three Months Ended
(Dollars in thousands, except	March 31,	June 30,	September 30,	December 31,	March 31,
per share amounts)	2015	2015	2015	2015	2016

Net Sales	$437,597	$514,831	$531,350	$543,711	$447,676

Gross Profit Margin	13.1%	14.1%	16.2%	16.2%	17.8%

Income from Operations	$27,263	$42,054	$56,389	$54,663	$48,185

Income from Operations Margin	6.2%	8.2%	10.6%	10.1%	10.8%

Net Income	$10,474	$28,649	$31,880	$33,286	$27,524

Diluted EPS	$0.15	$0.41	$0.47	$0.50	$0.42

Non-GAAP Measures(1):
Operating EBITDA	$39,135	$53,655	$68,030	$68,643	$59,820

Operating EBITDA Margin	8.9%	10.4%	12.8%	12.6%	13.4%

Adjusted Earnings	$13,788	$23,586	$31,880	$34,138	$27,831

Adjusted Diluted EPS	$0.19	$0.33	$0.47	$0.51	$0.42

Notes:

(1)	See “Non-GAAP Measures” below for explanation of the non-GAAP results included above.

Dick Giromini, president and chief executive officer, stated, “First quarter results represent the best in our Company’s history as we set first quarter records for sales, gross profit, income from operations and operating EBITDA. Furthermore, we established new records for gross profit margin and operating income margin of 17.8 percent and 10.8 percent, respectively. The momentum generated in 2015 has continued into the first quarter of 2016 with strong operational execution throughout the Company, along with margin enhancement through improved pricing and a continued strong demand environment within our Commercial Trailer Products segment.”

Mr. Giromini continued, “New trailer shipments for the first quarter were approximately 14,500, exceeding our previous guidance of 13,000 to 14,000 trailers driven by strong customer pick-ups and favorable weather conditions. A robust backlog of $1.1 billion; overall trailer market projections by ACT Research and FTR; customer commentary; and outstanding operational execution across the business, have put us on pace to deliver another record year in 2016, our fifth consecutive year of record performance. As such, we are increasing our full-year adjusted earnings guidance to $1.65 to $1.75 per diluted share.”

First Quarter Business Segment Highlights

The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the first quarter of 2016 and 2015, respectively. A complete disclosure of the results by individual segment is included in the tables following this release.

(dollars in thousands)	Commercial	Diversified
	Trailer Products	Products	Retail
Three months ended March 31,
2016
New trailers shipped	14,300	500	400
Net sales	$354,848	$79,424	$34,037
Gross profit	$59,583	$18,524	$3,785
Gross profit margin	16.8%	23.3%	11.1%
Income (Loss) from operations	$52,060	$6,622	$(149)
Income (Loss) from operations margin	14.7%	8.3%	-0.4%

2015
New trailers shipped	13,600	850	750
Net sales	$314,504	$103,992	$43,140
Gross profit	$29,633	$23,373	$4,853
Gross profit margin	9.4%	22.5%	11.2%
Income from operations	$22,770	$10,611	$1,126
Income from operations margin	7.2%	10.2%	2.6%

Commercial Trailer Products’ net sales increased $40 million, or 12.8 percent, on shipments of 14,300 trailers, or 700 more trailers than the prior year period. This increase in revenue was primarily due to an improved pricing environment, a 5.1 percent increase in trailer shipments and product mix. Supported by higher volumes, pricing and continued operational improvements, gross profit and gross profit margin increased $30.0 million and 740 basis points, respectively, as compared to the same period last year. Operating income increased $29.3 million, or 128.6 percent, from the first quarter last year to $52.1 million.

Diversified Products’ net sales decreased $25 million, or 23.6 percent, primarily the result of lower tank trailer shipments as compared to the previous year period. Demand for non-trailer truck mounted equipment, process systems and composite products were comparable with the previous year period. Gross profit and operating income declined $4.8 million and $4.0 million, respectively, compared to the prior year period, primarily due to lower overall net sales and pricing pressures on certain products. However, gross profit margin improved 80 basis points as compared to the prior year as a result of continued strong operational execution and product mix.

Retail’s net sales of $34 million decreased 21.1 percent compared with the prior year period primarily due to lower shipments of new trailers. Gross profit and operating income declined $1.1 million and $1.3 million, respectively, compared to the prior year period due to lower net sales. Gross profit margin of 11.1 percent was comparable with the prior year period despite lower sales due to a higher mix of parts and service product lines.

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, operating EBITDA margin, adjusted earnings and adjusted earnings per diluted share.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of intangibles and other non-operating income and expense. Management believes operating EBITDA provides useful information to investors regarding the Company’s results of operations. The Company provides this measure because we believe it is useful for investors to understand the Company’s performance period to period with the exclusion of the recurring and non-recurring items identified above. Management believes the presentation of operating EBITDA, when combined with the primary GAAP presentation of operating income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income is included in the tables following this release.

Adjusted earnings and adjusted earnings per diluted share for the first quarter of 2016 and 2015 reflect adjustments for charges related to the extinguishment of debt. For certain other periods presented, we have excluded from these measures income recognized on the sale of former retail branch locations as well as charges related to losses incurred in connection with the Company’s impairment of intangible assets. Management believes providing these measures and excluding these items facilitate comparisons to the Company’s prior year periods and, when combined with the primary GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted earnings and adjusted earnings per diluted share to net income and diluted net income per share is included in the tables following this release.

First Quarter 2016 Conference Call

Wabash National will conduct a conference call to review and discuss its first quarter results on April 27, 2016, at 10:00 a.m. EDT.  Access to the live webcast will be available on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through July 20, 2016. Meeting access also will be available via conference call at 888-771-4371, participant code 42294454.

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems. Established in 1985, the Company manufactures a diverse range of products including: dry freight and refrigerated trailers, platform trailers, bulk tank trailers, dry and refrigerated truck bodies, truck-mounted tanks, intermodal equipment, aircraft refueling equipment, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. Its innovative products are sold under the following brand names: Wabash National®, Beall®, Benson®, Brenner® Tank, Bulk Tank International, DuraPlate®, Extract Technology®, Garsite, Progress Tank, Transcraft®, Walker Engineered Products, and Walker Transport. Visit www.wabashnational.com to learn more.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, the Company’s adjusted earnings guidance for 2016, statements regarding the Company’s outlook for trailer shipments, backlog, expectations regarding demand levels for trailers, non-trailer equipment and our other diversified products, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, and our growth and diversification strategies. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in the Company’s manufacturing capacity and cost containment, dependence on industry trends and timing and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2016	2015

Net sales	$447,676	$437,597
Cost of sales	368,150	380,400
Gross profit	79,526	57,197

General and administrative expenses	19,392	18,051
Selling expenses	6,961	6,569
Amortization of intangibles	4,988	5,314
Income from operations	48,185	27,263

Other income (expense):
Interest expense	(4,095)	(5,173)
Other, net	(398)	(5,382)
Income before income taxes	43,692	16,708
Income tax expense	16,168	6,234
Net income	$27,524	$10,474
Basic net income per share	$0.42	$0.15
Diluted net income per share	$0.42	$0.15

Comprehensive income
Net income	$27,524	$10,474
Foreign currency translation adjustment	(97)	(303)
Net comprehensive income	$27,427	$10,171

Basic net income per share:
Net income applicable to common stockholders	$27,524	$10,474
Weighted average common shares outstanding	65,037	68,731
Basic net income per share	$0.42	$0.15

Diluted net income per share:
Net income applicable to common stockholders	$27,524	$10,474

Weighted average common shares outstanding	65,037	68,731
Dilutive shares from assumed conversion of convertible senior notes	-	1,729
Dilutive stock options and restricted stock	1,187	1,095
Diluted weighted average common shares outstanding	66,224	71,555
Diluted net income per share	$0.42	$0.15

WABASH NATIONAL CORPORATION

SEGMENTS AND RELATED INFORMATION

(Dollars in thousands)

(Unaudited)

Three Months Ended March 31, 2016	Commercial Trailer Products	Diversified Products	Retail	Corporate and Eliminations	Consolidated
New trailers shipped	14,300	500	400	(700)	14,500
Used trailers shipped	150	50	150	(50)	300

New Trailers	$347,582	$29,776	$11,839	$(17,388)	$371,809
Used Trailers	1,715	901	2,393	(256)	4,753
Components, parts and service	1,630	20,522	19,768	(2,985)	38,935
Equipment and other	3,921	28,225	37	(4)	32,179
Total net external sales	$354,848	$79,424	$34,037	$(20,633)	$447,676

Gross profit	$59,583	$18,524	$3,785	$(2,366)	$79,526
Income (Loss) from operations	$52,060	$6,622	$(149)	$(10,348)	$48,185

2015
New trailers shipped	13,600	850	750	(850)	14,350
Used trailers shipped	100	50	200	-	350

New Trailers	$307,680	$54,018	$19,857	$(20,283)	$361,272
Used Trailers	2,170	1,169	2,571	(327)	5,583
Components, parts and service	1,391	23,463	19,941	(3,282)	41,513
Equipment and other	3,263	25,342	771	(147)	29,229
Total net external sales	$314,504	$103,992	$43,140	$(24,039)	$437,597

Gross profit	$29,633	$23,373	$4,853	$(662)	$57,197
Income (Loss) from operations	$22,770	$10,611	$1,126	$(7,244)	$27,263

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	March 31,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$168,411	$178,853
Accounts receivable	159,443	152,824
Inventories	208,209	166,982
Deferred income taxes	-	22,431
Prepaid expenses and other	12,180	8,417
Total current assets	$548,243	$529,507

Property, plant and equipment	138,722	140,438

Deferred income taxes	14,255	1,358

Goodwill	149,768	149,718

Intangible assets	109,548	114,616

Other assets	15,134	14,033
	$975,670	$949,670

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$2,451	$37,611
Current portion of capital lease obligations	708	806
Accounts payable	123,720	79,618
Other accrued liabilities	95,256	93,042
Total current liabilities	$222,135	$211,077

Long-term debt	277,690	274,885

Capital lease obligations	1,748	1,875

Deferred income taxes	649	1,497

Other noncurrent liabilities	21,473	20,525

Commitments and contingencies	-	-

Stockholders' equity	451,975	439,811
	$975,670	$949,670

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2016	2015

Cash flows from operating activities
Net income	$27,524	$10,474
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation	4,176	4,138
Amortization of intangibles	4,988	5,314
Deferred income taxes	7,595	1,642
Excess tax benefits from stock-based compensation	(1,090)	-
Loss on debt extinguishment	487	5,286
Stock-based compensation	2,470	2,420
Non-cash interest expense	948	1,185
Changes in operating assets and liabilities
Accounts receivable	(6,619)	(21,686)
Inventories	(41,227)	(65,843)
Prepaid expenses and other	(3,763)	3,216
Accounts payable and accrued liabilities	46,316	57,625
Other, net	1,099	458
Net cash provided by (used in) operating activities	$42,904	$4,229

Cash flows from investing activities
Capital expenditures	(2,976)	(2,975)
Net cash provided by (used in) investing activities	$(2,976)	$(2,975)

Cash flows from financing activities
Proceeds from exercise of stock options	192	719
Excess tax benefits from stock-based compensation	1,090	-
Borrowings under revolving credit facilities	175	163
Payments under revolving credit facilities	(175)	(163)
Principal payments under capital lease obligations	(225)	(432)
Proceeds from issuance of term loan credit facility	-	192,845
Principal payments under term loan credit facility	(482)	(192,845)
Principal payments under industrial revenue bond	(127)	(122)
Debt issuance costs paid	-	(1,994)
Stock repurchase	(8,757)	(19,929)
Convertible senior notes repurchase	(42,061)	-
Net cash provided by (used in) financing activities	$(50,370)	$(21,758)

Net increase (decrease) in cash and cash equivalents	$(10,442)	$(20,504)
Cash and cash equivalents at beginning of period	178,853	146,113
Cash and cash equivalents at end of period	$168,411	$125,609

WABASH NATIONAL CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO

NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

Operating EBITDA1:

	Three Months Ended March 31,
	2016	2015
Net income	$27,524	$10,474
Income tax expense	16,168	6,234
Interest expense	4,095	5,173
Depreciation and amortization	9,164	9,452
Stock-based compensation	2,470	2,420
Impairment of Intangibles	-	-
Other non-operating (income) expense	398	5,382
Operating EBITDA	$59,819	$39,135

	Three Months Ended				Trailing Twelve Months
	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	March 31, 2016
Net income	$28,649	$31,880	$33,286	$27,524	$121,338
Income tax expense	16,672	19,538	16,578	16,168	68,957
Interest expense	4,802	4,784	4,789	4,095	18,470
Depreciation and amortization	9,482	9,525	9,538	9,164	37,709
Stock-based compensation	2,119	2,116	3,355	2,470	10,060
Impairment of Intangibles	-	-	1,087	-	1,087
Other non-operating (income) expense	(8,069)	187	10	398	(7,474)
Operating EBITDA	$53,655	$68,030	$68,643	$59,819	$250,147

Adjusted Earnings2:

	Three Months Ended March 31,
	2016		2015
	$	Per Share	$	Per Share

Net Income	$27,524	$0.42	$10,474	$0.15

Adjustments:
Loss on debt extinguishment, net of taxes	307	-	3,314	0.05

Adjusted earnings	$27,831	$0.42	$13,788	$0.19

Weighted Average # of Diluted Shares O/S	66,224		71,557

	Three Months Ended
	June 30, 2015		September 30, 2015		December 31, 2015
	$	Per Share	$	Per Share	$	Per Share

Net Income	$28,649	$0.41	$31,880	$0.47	$33,286	$0.50

Adjustments:
Loss on debt extinguishment, net of taxes	211	-	-	-	126	-
Impairment of intangibles, net of taxes	-	-	-	-	726	0.01
Branch Transactions, net of taxes	(5,274)	(0.07)	-	-	-	-

Adjusted earnings	$23,586	$0.33	$31,880	$0.47	$34,138	$0.51

Weighted Average # of Diluted Shares O/S	70,694		68,042		67,218

1Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, and other non-operating income and expense.

2Adjusted earnings and adjusted earnings per diluted share reflect adjustments for non-recurring charges related to losses incurred in connection with the Company’s extinguishment of debt. Historically, we have also excluded income recognized on the sale of former retail branch locations as well as an impairment of intangibles.